UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

Online Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26123	52-1623052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
(Address of principal executive offices)		(Zip Code)

703-653-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Online Resources Corporation (the “Company”) is the defendant in a civil action lawsuit styled, Kent D. Stuckey v. Online Resources Corporation, Case No. 2:08-CV-1188, brought against the Company in U.S. District Court for the Southern District of Ohio, Eastern Division. This lawsuit was filed on December 19, 2008 by Mr. Stuckey, the former Chief Executive Officer and Chairman of Internet Transaction Solutions, Inc. (“ITS”), alleging certain claims in connection with the Company’s acquisition of ITS in August 2007. The plaintiff brought this suit in a representative capacity on behalf of all former ITS stockholders.

As previously reported in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission dated November 13, 2012, the trial judge issued a written bench opinion on November 9, 2012 rejecting plaintiff’s claims against the Company for common law fraud, punitive damages, costs of litigation (i.e., attorney’s fees) and release of approximately $760,000 currently held in escrow, but ruling in plaintiff’s favor and against the Company on the claims for (a) breach of the merger agreement, (b) rescission under the Ohio Securities Act, and (c) violation of the price protection provisions in the merger agreement. The bench opinion further provided that the plaintiff shall elect damage remedies between a total of approximately $18 million (including prejudgment interest) for breach of the merger agreement for failure to register the stock issued in the transaction (the “Breach of Contract Claim”), or approximately $25 million, plus taxable court costs, for violation of the Ohio Securities Act. The bench opinion also awarded plaintiff approximately $100,000 (including prejudgment interest) for breach of the price protection provisions in the merger agreement.

On December 11, 2012, the plaintiff elected the remedy for the Breach of Contract Claim. In accordance with such election, on December 13, 2012, the Court issued a Final Judgment (the “Judgment”) against the Company. Under the Judgment, the Court awarded the plaintiff an aggregate of $18,075,494 (including prejudgment interest) in damages for the Breach of Contract Claim and the breach of the price protection provisions in the merger agreement.

The Company disagrees with the Court’s decision. The Company will seek appellate review of the Judgment by filing an appeal to the U.S. Court of Appeals for the Sixth Circuit. The Company will file its notice of appeal within 14 days after the date of the Judgment. Further, the Company intends to deposit with the Court cash in the full amount of the Judgment ($18,075,494) that will stay the plaintiff’s ability to enforce the Judgment during the course of the appeal.

This Judgment relates to Court’s bench opinion issued on November 9, 2012, which was previously disclosed on the Company’s Form 8-K filed November 13, 2012, the contents of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION

December 14, 2012	By:	/s/ Joseph L. Cowan

		Name:	Joseph L. Cowan

		Title:	President and Chief Executive Officer